UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information included under Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01    Other Events.

On July 7, 2016, Cardtronics plc (the “Company”) issued a press release announcing certain organizational changes to align with its evolving global corporate presence and following the completion of its redomicile to the United Kingdom.

Effective July 7, 2016, Jonathan Simpson-Dent has been named to the new position of Chief Commercial Officer.  Serving as Managing Director - Cardtronics Europe since 2013, Mr. Simpson-Dent assumes an expanded role, now including global responsibility for sales, product development, transaction growth, international expansion and marketing.

Effective on the same date, Edward H. West, who joined the company as Chief Financial Officer earlier this year, will now serve as both Chief Financial Officer and Chief Operations Officer.   In addition to his existing duties, Mr. West will direct a consolidated global operations function for the Company providing leadership in several key strategic areas, including driving global operational effectiveness and profitability.

The moves coincide with the end of the contract for David Dove, President, North American Business Group. Mr. Dove will remain in his position until later this year, assisting the Company with an orderly transition to the new global leadership structure for its commercial and operational functions.

A copy of the press release issued by the Company announcing these organizational changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated July 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics plc

Date: July 7, 2016
	By:	/s/ E. Brad Conrad
Name: E. Brad Conrad
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 7, 2016